EXHIBIT 10.88


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 13th day of March, 1998 by and between MESA AIR GROUP, INC., a Nevada corporation (the "Company"), and JONATHAN G. ORNSTEIN, residing at Building 116, Melsbroek Airport, 1820 Melsbroek, Belgium (the "Executive").

                              W I T N E S S E T H:

                  1.  EMPLOYMENT

                  The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  2.  TERM

                  Subject to the provisions for termination as hereinafter provided, the term of employment under this Agreement shall begin on the date hereof and shall continue through the 13th day of March, 2001, provided, however, that if the Company fails to give one hundred eighty days written notice prior to the date of termination, the term of this Agreement shall automatically be extended for an additional one hundred eighty day period.

                  3.  COMPENSATION

                  3.1 Base Salary. The Company shall pay to the Executive as basic compensation for all services rendered by the Executive during the term of this Agreement a basic annualized salary of $200,000 per year, or such other sum in excess of that amount as the parties may agree on from time to time or as provided in the last sentence of this Section 3.1 (as in effect from time to time, the "Base Salary"), payable bi-weekly or in other more frequent installments, as determined by the Company. The Board of Directors shall have no authority to reduce the Executive's Base Salary in effect from time to time. In addition, the Board of Directors, in its discretion, may award a bonus or bonuses to the Executive in addition to the bonuses provided for in Section 3.2, provided, however, such discretionary bonus shall not be included in the definition of "Base Salary." Annually, the Board of Directors shall review the Base Salary and increase it as it deems appropriate.

                  3.2 Bonuses. In addition to the Base Salary to be paid pursuant to Section 3.1, the Company shall pay the Executive as incentive compensation the annual bonus, to the extent earned, as specified in this
Section 3.2. A "Minimum Bonus" will be paid to the Executive if Company achieves any positive growth in the Company's earnings per share. A "Threshold Bonus" will be paid to the Executive if the Company achieves earnings per share growth of at least 7% but less than 13%. A "Target Bonus" will be paid to the Executive if the Company achieves earnings per share growth of at least 13% but less than 18%. A "Maximum Bonus" will be paid to the Executive if the Company achieves



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earnings per share  growth of at least 18%.  The Minimum  Bonus will be $52,500, the Threshold bonus will be $105,000, the Target Bonus will be $210,000 and the Maximum Bonus will be $420,000. Earnings per share growth will be based on the earnings per share for the year in which the bonus is deemed to be earned and compared against the earning per share for the prior year as each are stated in the Company's then latest applicable audited financial statements. In the event the Base Salary is increased, the Minimum Bonus, Threshold Bonus, Target Bonus and Maximum Bonus will be increased by the same percentage as the increase in the Base Salary. The annual bonus shall be deemed to have been earned as of the last day of the Company's fiscal year to which the bonus relates. Except as otherwise provided herein, such annual bonus shall be paid no later than 90 days after the close of such fiscal year.

                  3.3 Stock Option Award. Upon the execution of this Agreement, the Company shall grant the Executive an option (the "Initial Option") under a plan, the underlying shares of Common Stock of which will be registered on Form S-8 or any successor form, to purchase 1,000,000 shares of the Company's common stock (the "Common Stock") at an exercise price of Closing Price on March 13, 1998. On April 1 of each year (beginning April 1, 1999) during the initial term of this Agreement, the Company will grant the Executive an option (each an "Annual Option," collectively the "Annual Options" and together with the Initial Option, the "Executive's Options") to purchase 150,000 shares of Common Stock at the average sales price per share of Common Stock on the stock exchange or stock market on which shares of Common Stock are then listed or admitted for trading on the applicable April 1st. The Initial Option will be for a term of ten years from the date of grant and, except as otherwise provided (but in no event shall the vesting schedule be more restrictive than as set forth in this Agreement), shall vest one-third on April 1st of the year of the grant, one-third on the first anniversary of the date of the initial vesting and one-third on the second anniversary of the initial vesting. The Initial Option, to the extent it is vested, shall be exercisable until the time stated in the agreement granting the Initial Option but in no event shall it terminate earlier than the earlier of
(i) ten years from the date of grant or (ii) the ninety days after the date the Executive is no longer employed with the Company or is no longer a director of the Company, whichever is later. The Annual Options will be for a term of ten years from the date of grant and, except as otherwise provided (but in no event shall the vesting schedule be more restrictive than as set forth in this Agreement), shall vest one-third on the first anniversary of the date of the grant, and one-third on the second anniversary of the grant, and one-third on the third anniversary of the grant. The granting of the Executive's Options will be made subject to Stockholder approval. The Company shall submit the granting of the Executive's Options to the stockholders of the Company no later than June 30, 1998 and shall solicit proxies in favor of the granting of the Executive's Options. In the event Stockholder approval is not received by July 31, 1998 or all options to be granted pursuant to this Section 3.3 are not approved by the stockholders, the Company will issue stock appreciation rights in an amount necessary to provide the same level of compensation as would have been provided by the Executive's Options.

                  3.4 Other Benefits. The Executive shall be entitled to such fringe benefits including, but not limited to, medical and other insurance benefits (for the Executive and his family), airline travel benefits on the


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Company's airlines, as may be provided from time to time by the Company to other senior officers the Company. The Company will use its commercially reasonable efforts to obtain from other airlines the same benefits for the Executive as the Company provides to chief executive officers of other airlines.

                  3.5 Moving and Living Expenses. The Company will pay for all reasonable and customary expenses in accordance with Company policy incurred by the Executive in relocating and moving to Farmington, New Mexico and a temporary leasing allowance of $1,500 per month for a six month period. If at any time a permanent location is established for the Executive's office outside of Farmington, New Mexico, the Company will pay reasonable and customary expenses in accordance with Company policy incurred in relocating to such new location.

                  3.6 Reimbursement. The Company shall reimburse the Executive, in accordance with the Company's policies and practices for senior management, for all reasonable expenses incurred by the Executive in the performance of the Executive's duties under this Agreement.

                  3.7 Other Incentive and Benefit Plans. The Executive shall be eligible to participate, in accordance with the terms of such plans as they may be adopted, amended and administered from time to time, in incentive, bonus, benefit or similar plans, including without limitation, any stock option, bonus or other equity ownership plan, any short, mid or long term incentive plan and any other bonus, pension or profit sharing plans established by the Company from time to time.

                  3.8 Life and Disability Insurance. The Company shall immediately purchase and maintain during the term of this Agreement or any renewal or extension thereof a term life insurance policy on the Executive's life in the face amount of $750,000. The life insurance policy shall be payable to a beneficiary designated by the Executive from time to time. The Company shall also immediately purchase and maintain during the term of this Agreement, a disability insurance policy in the face amount of at least $410,000. The face amount of such policies will be increased proportionally with any increase in the Base Salary. The Company shall maintain the policies in full face value and effect without decrease in the benefit and pay the premiums during the terms of this Agreement and any renewals or extensions hereof. The Executive shall have the right of ownership of said policy and to continue to maintain said insurance and be responsible for the satisfaction of premiums after the termination of this Agreement.

                  4.   DUTIES

                  The Executive is engaged as the Chief Executive Officer of the Company and initially shall be elected as a director of the Company. During the term of this Agreement, the Company shall use its good-faith efforts to cause the Board of Directors of the Company to include the Executive as a nominee and cause his election to the Board of Directors of the Company. The Executive shall report directly to the Board of Directors, and all other officers and employees of the Company shall report either directly or indirectly to the Executive and no such other officer or employee shall report directly to the Board of Directors. The Executive's duties and responsibilities shall be commensurate


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with those  customarily  associated  with the chief  executive of a  corporation comparable to the Company, including, without limitation, (a) general executive responsibility for the Company's over-all operations; (b) the development and implementation of the long-term objectives and a long-term strategic plan of the Company; and (c) together with the assistance of appropriate financial staff and operating management, the preparation and implementation of the Company's annual operating budget.

                  5.   VACATIONS AND DAYS OFF

                  The Executive shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Company as may be established from time to time by the Company and applied to other senior officers of the Company. In no event shall the Executive be entitled to fewer than four weeks' annual vacation. Unused vacation days may be carried over from one year to the next for a period of up to one year. Any vacation days which remain unused on the first anniversary of the end of the fiscal year to which they originally related shall expire and shall thereafter no longer be useable by the Executive.

                  6.   ILLNESS OR INCAPACITY, TERMINATION ON DEATH, ETC.

                  6.1 Death. If the Executive dies during the term of the Executive's employment, the Company shall pay to the estate of the Executive within 30 days after the date of death such Base Salary and any cash bonus compensation earned pursuant to the provisions of this Agreement or any incentive compensation plan then in effect but not yet paid, as would otherwise have been payable to the Executive up to the end of the month in which the Executive's death occurs. After receiving the payments provided in this Section 6.1, the Executive and the Executive's estate shall have no further rights under this Agreement (other than those rights already accrued).

                  6.2 Disability. (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Executive at least temporarily unable to perform the services required under this Agreement, the Executive shall receive the Base Salary payable under Section 3.1 of this Agreement plus any cash bonus compensation earned pursuant to the provisions of this Agreement or any incentive compensation plan then in effect but not yet paid, less any cash benefits received by him under any disability insurance carried by or provided by the Company. Upon the Executive's "Permanent Disability" (as defined below), which Permanent Disability continues during the payment periods specified herein, the Company shall pay to the Executive for the period of time specified below an amount (the "Disability Payment") equal to the
(i) sum of (A) the Base Salary paid in the same bi-weekly or other period installments as in effect at the time of the Executive's Permanent Disability plus (B) an amount equal to the Minimum Bonus payable to the Executive under
Section 3.2 of this Agreement or the minimum amount of any similar bonus or incentive plans or programs then in effect if greater than the Minimum Bonus in respect of the fiscal year during which the Executive's Permanent Disability occurred, which amount, in any event, shall be paid in pro rata equal bi-weekly installments over the period of time specified below (ii) reduced by the amount of any monthly payments under any policy of disability income insurance paid for


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by the Company which  payments are received  during the time when any Disability
Payment is being made to the Executive following the Executive's Permanent Disability. For so long as the Executive's Permanent Disability continues, the Disability Payment shall be paid by the Company to the Executive in equivalent installments at the same time or times as would have been the case for payment of Base Salary over the unexpired term of this Agreement if the Executive had not become permanently disabled and had remained employed by the Company hereunder, but in no case shall such period exceed 24 months. The Executive may be entitled to receive payments under any disability income insurance which may be carried by or provided by the Company from time to time. Upon "Permanent Disability' (as that term is defined in Section 6.2(ii) below) of the Executive, except as provided in this Section 6.2 all rights of the Executive under this Agreement (other than rights already accrued or the Executive's rights under Section 3.8 shall terminate).

                  (ii) The term "Permanent Disability" as used in this Agreement shall mean, the inability of the Executive, as determined by the Board of Directors of the Company, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any 210-day period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or in capacity is due to the same or related cause and commences less than three months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Executive's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians. The Executive and Company shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                  7.   OTHER TERMINATIONS

                  7.1 By the Executive. (i) The Executive may terminate the Executive's employment hereunder upon giving at least ninety (90) days' prior written notice. In addition, the Executive shall have the right to terminate the Executive's employment hereunder on the conditions and at the times provided for in Section 7.4 of this Agreement.

                  (ii) If the Executive gives notice pursuant to the first sentence of Section 7.1(i) above, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing. In any such event, the Executive shall be entitled to receive only the Base Salary not yet paid, as would otherwise have been payable to the Executive up to the end of the month specified as the month of termination in the termination notice. If the Executive gives notice pursuant to the first sentence of Section 7.1 (i) above but specifies a termination date in


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excess of ninety (90) days from the date of such notice,  the Company shall have the right (but not the obligation) to accelerate the termination date to any date prior to the date specified in the notice that is in excess of ninety (90) days from the date of the notice, and the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing; provided, however, that in any such event the Executive shall be entitled to receive the Base Salary, as would otherwise have been payable to the Executive up to the end of the month of the termination date properly selected by the Company. If the Executive gives notice pursuant to the first sentence of Section 7.1 (i), upon receiving the payments provided for under this Section 7.1, all rights of the Executive under this Agreement (other than rights already accrued or the Executive's rights under Section 3.8) shall terminate.

                  7.2 Termination for "Good Cause." (i) Except as otherwise provided in this Agreement, the Company may terminate the employment of the Executive hereunder only for "good cause," which shall mean the termination of employment of Employee by the Board because of Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (including failure to travel to the Company's headquarters to the extent necessary to complete his duties), willful violation of any material law, rule or regulation resulting in the Company's detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses) or a material breach by the Employee of the terms of this Agreement and failure to cure such breach within thirty (30) days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured. For purposes of this Agreement, Employee's termination of employment shall not be considered to be a Termination for Cause unless and until there shall have been delivered to the Employee a copy of the resolution, duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting called and held for that purpose after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard, finding that, in the good faith opinion of the Board, Employee is guilty of misconduct of the type described in this Section, and specifying the particulars thereof in detail which determination shall be subject to a complete and de novo review as to the reasonableness and good faith.

                  (ii) If the employment of the Executive is terminated for good cause under Section 7.2(i) of this Agreement, the Company shall pay to the Executive any Base Salary earned prior to the effective date of termination but not yet paid and any cash bonus compensation earned pursuant to the provisions of this Agreement or any incentive compensation plan then in effect but not paid to the Executive prior to the effective date of such termination. Under such circumstances, such payments shall be in full and complete discharge of any and all liabilities or obligations of the Company to the Executive hereunder, and the Executive shall be entitled to no further benefits under this Agreement (other than rights already accrued or the Executive's rights under Section 3.8).

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                  (iii)  Termination  of the  employment of the Executive  other than as expressly specified above in Section 7.2(i) for good cause, shall be deemed to be a termination of employment "Without Good Cause."

                  7.3 Termination Without Good Cause. (i) Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Executive's employment Without Good Cause pursuant to the provisions of this
Section 7.3. If the Company shall terminate the employment of the Executive Without Good Cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Company being referred to herein as the "Accelerated Termination Date"), the Executive, shall receive a lump sum cash payment equal to a sum of (1) the number of years (or fractions thereof) remaining in the then unexpired term of this Agreement or two, whichever is greater, multiplied by (A) the Base Salary, times the number of years plus (B) an amount of cash equal to the Target Bonus payable to the Executive under Section 3.2 of this Agreement or the minimum amount of any similar bonus or incentive plans or programs then in effect if greater than the Target Bonus in respect of the fiscal year during which the Executive's termination Without Good Cause occurs plus (C) any other cash or other bonus compensation earned prior to the date of such termination pursuant to the terms of all incentive compensation plans then in effect other than any such plan relating to annual incentive cash bonuses or any similar bonus or incentive plans or programs then in effect; and (2) the additional payments necessary to discharge certain tax liabilities (the "Gross Ups"), as the term is defined in Section 11 of this Agreement, provided that, notwithstanding such termination of employment, the Executive's covenants set forth in Section 9 are intended to and shall remain in full force and effect and provided further that in the event of such termination, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive no longer be required to report to work, or any combination of the foregoing.

                  (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Executive as a result of a termination by the Company of the Executive's employment Without Good Cause, the payments and benefits paid and provided pursuant to this Section 7.3 shall be deemed to constitute liquidated damages and not a penalty for the Company's termination of the Executive's employment Without Good Cause.

                  7.4 Termination by Executive For Good Reason. (i) The Executive shall be entitled to terminate his employment hereunder for Good Reason within one-year of the occurrence of an event constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's consent: (1) assignment of the Executive to any duties substantially inconsistent with his position or duties contemplated by this Agreement or a substantial reduction of his duties contemplated by this Agreement; (2) the removal of any titles of the Executive specified in Section 4 of this Agreement; (3) the failure of the Company to include the Executive as a nominee for the Board of Directors of the Company in its proxy for any meeting of the shareholders of the Company where directors are elected (other than a meeting where the Executive's director's position is not


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up for election as a result of a classified board or otherwise;  (4) the failure of the Executive to be reelected to the Board of Directors of the Company; (5) any breach of the Company's obligation under this Agreement or any failure by the Company to carry out any of its material obligations hereunder, and the failure to cure such breach or failure within seven days after written notice of such breach or failure has been delivered to the Company by the Executive; (6) a Change of Control (as hereinafter defined); or (7) the relocation of the Executive or his office, facilities, personnel, or equipment; provided however, it shall not constitute "Good Reason" if the Executive or his office, facilities, personnel, or equipment are relocated to any future location of the Company's corporate headquarters and the relocated corporate headquarters is in a metropolitan area with a population of at least 1,000,000 people.

                  (ii) For purposes of this Agreement, a "Change in Control" shall mean the first to occur of:

                           (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A under the 1934 Act (in each case under this Agreement, references to provisions of the 1934 Act and the rules and regulations promulgated thereunder being understood to refer to such law, rules and regulations as the same are in effect on April 1, 1998); or

                           (2) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934
                                    Act) of the Company's securities  comprising
                                    25% or more of the combined  voting power of
                                    the Company's outstanding  securities by any
                                    "person"  (as that term is used in  Sections
                                    13(d) and  14(d)(2)  of the 1934 Act and the
                                    rules    and     regulations     promulgated
                                    thereunder, but not including any trustee or
                                    fiduciary  acting  in that  capacity  for an
                                    employee   benefit  plan  sponsored  by  the
                                    Company) and such person's  "affiliates" and
                                    "associates"  (as those  terms  are  defined
                                    under  the  1934  Act),  but  excluding  any
                                    ownership   by   the   Executive   and   his
                                    affiliates and associates; or

                           (3) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on March 13, 1998, and, after his or her election, any individual becoming a director subsequent to March 13, 1998, whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director who is not recommended by management and whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to


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                                    the  "election of directors" of the Company,
                                    as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act); or

                           (4)      the    closing   of   a   sale   of  all  or
                                    substantially all of the assets of the Company;

                           (5)      the   Company's   adoption   of  a  plan  of
                                    dissolution or liquidation; or

                           (6) the closing of a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than seventy-five percent (75%) of the surviving corporation's outstanding voting stock is held or is anticipated  to be held by  persons  who are
                                    stockholders  of  the  Company   immediately
                                    prior to such merger or consolidation.

                  (iii) If an event constituting Good Reason occurs, the Executive shall have the right, exercisable for a period of one year thereafter by delivering a written statement to that effect to the Company, to immediately terminate this Agreement and upon such a determination the Executive shall have the right to receive and the Company shall be obligated to pay to Executive in cash a lump sum payment in an amount equal to the sum of (1) three times (A) the Base Salary then in effect, plus (B) the Target Bonus payable to the Executive under Section 3.2 of this Agreement or the minimum amount of any similar bonus or incentive plans or programs then in effect if greater than the Target Bonus in respect of the fiscal year during which the Executive exercises his rights to terminate his employment under this Section 7.4(ii) and plus (C) any other cash or other bonus compensation earned prior to the date of such termination pursuant to the terms of all incentive compensation plans then in effect other than any such plan relating to annual incentive cash bonuses or any similar bonus or incentive plans or programs then in effect; and (2) the Gross Up (the sum of the foregoing amounts other than the Gross Up being referred to as the "Good Reason Termination Payment"). If the Executive fails to exercise his rights under this Section 7.4(iii) within one year following an event constituting Good Reason, such rights shall expire and be of no further force or effect.

                  7.5 Intentions Regarding Certain Stock and Benefit Plans. Except as otherwise provided herein, upon any termination of the Executive"s employment Without Good Cause or upon the exercise by the Executive of his rights to terminate his employment for Good Reason, it is the intention of the parties that any and all vesting or performance requirements or conditions affecting any outstanding restricted stock, performance stock, stock option, stock appreciation right, bonus, award, right, grant or any other incentive compensation under the Mesa Air Group Employee Stock Option Plan or any other similar incentive plan, under this Agreement, or otherwise received, shall be deemed to be fully satisfied and any risk of forfeiture with respect thereto shall be deemed to have lapsed.

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

                  7.6  Certain  Rights Mutually  Exclusive.  The  provisions  of
Section 7.3 and Section 7.4 are mutually exclusive, provided, however, that if within one year following commencement of an 7.4 payout there shall be a Change in Control as defined in Section 7.4(ii), then the Executive shall be entitled to the amount payable to the Executive under Section 7.4(iii) reduced by the amount that the Executive has received under Section 7.3 up to the date of the Change in Control. The triggering of the lump sum payment requirement of Section
7.4 shall cause the provisions of Section 7.3 to become inoperative.

                  8.   DISCLOSURE

                  The Executive agrees that during and after the term of the Executive's employment by the Company, the Executive will disclose and disclose only to the Company all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Company, whether acquired by the Executive before or during the Executive's employment by the Company. Nothing in this Section 8 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

                  9.   CONFIDENTIALITY

                  The Executive agrees to keep in strict secrecy and confidence any and all information the Executive assimilates or to which the Executive has access during the Executive's employment by the Company and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Company, including but not limited to information regarding the Company's trade secrets, business plans, marketing plans or programs, any non-public financial information, including forecasts, statistics relating to routes and markets, contracts, customers, compensation arrangements and business opportunities (collectively, the "Confidential Information"). The Executive agrees that both during and after the term of the Executive's employment by the Company, the Executive will not, without the prior written consent of the Company, disclose any Confidential information to any third person, partnership, joint venture, company, corporation or other organization. The foregoing covenants shall not be breached to the extent that any such confidential information becomes a matter of general knowledge other than through a breach by a person with an obligation to the Company to maintain such confidentiality (and the Executive knows that such person had an obligation to keep such information confidential), including but not limited to the Executive's obligations to the Company under this Section 9.

                  10.   SPECIFIC PERFORMANCE

                  The Executive agrees that damages at law will be an insufficient remedy to the Company if the Executive violates the terms of Sections 8 or 9 of this Agreement and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to


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

obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

                  11.   PAYMENT OF EXCISE TAXES

                  11.1 Payment of Excise Taxes. If the Executive is to receive any (1) Good Reason Termination Payment under Section 7.4 of this Agreement, (2) any benefit or payment under Section 6 as a result of or following the death or Permanent Disability of the Executive, (3) any benefit or payment under Section
7.3 as a result of or following any termination of employment hereunder Without Good Cause, (4) any benefit or payment under the Plans as a result of a Change of Control, following the death or Permanent Disability of the Executive or following the termination of employment hereunder Without Good Cause (such sections being referred to as the "Covered Sections" and the benefits and payments to be received thereunder being referred to as the "Covered Payments"), the Executive shall be entitled to receive the amount described below to the extent applicable: If any Covered Payment(s) under any of the Covered Sections or by the Company under another plan or agreement (collectively, the "Payments") are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), or any successor or similar provision of the Code (the "Excise Tax"), the Company shall pay the Executive an additional cash amount (the "Gross Up") such that the net amount retained by the Executive after deduction of any Excise Tax on the Payments and the federal income tax and Excise Tax on any amounts paid under this Section 11 shall be equal to the Payments. The Gross-Up shall not include the amount of state or federal income tax owed by the Executive on the amount of the Payments excluding any state or federal income tax on the Gross-Up.

                  11.2 Certain Adjustment Payments. For purposes of determining the Gross Up, the Executive shall be deemed to pay the federal income tax at the highest marginal rate of taxation (currently 39.6%) in the calendar year in which the payment to which the Gross Up applies is to be made. The determination of whether such Excise Tax is payable and the amount thereof shall be made upon the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive. The Gross Up, if any, that is due as a result of such determination shall be paid to the Executive in cash in a lump sum within thirty
(30) days of such computation. If such opinion is not finally accepted by the Internal Revenue Service upon audit or otherwise, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined; any additional amount due the Executive as a result of such adjustment shall be paid to the Executive by his or her Company in cash in a lump sum within thirty (30) days of such computation, or any amount due the Executive's Company as a result of such adjustment shall be paid to the Company by the Executive in cash in a lump sum within thirty (30) days of such computation.

                  11.3 Preparation of Business Plan. Executive shall use his commercially reasonable efforts to prepare and deliver a business plan to the Board of Directors of the Company within 30 days of the time the Executive becomes the Chief Executive Officer of the Company. Such business plan will address the following issues, along with such other issues that the Executive may include in his discretion:

                  (1)     the disposal of up to 77 excess aircraft;

                  (2)     a new long-term agreement with America West;

                  (3)     improvement of operational performance of the Company;

                  (4)     reduction  of   the   infrastructure  of  the  Company
                          commensurate  with  the   reduction  in the  Company's
                          operations; and

                  (5)     reduction  of   "unit"  costs  that  would  allow  the
                          Company to make reasonable profits in most markets in which the Company operates.

                  12.   MISCELLANEOUS

                  12.1 Waiver of Breach. The waiver by either party to this Agreement of a breach of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such other party.

                  12.2 Compliance With Other Agreements. The Executive represents and warrants that the execution of this Agreement by him and the Executive's performance of the Executive's obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Executive is a party or by which the Executive is or may be bound.

                  12.3 Binding Effect: Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal employment contract and the rights, obligations and interests of the Executive hereunder may not be sold, assigned, transferred, pledged or hypothecated.

                  12.4 Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought

                  12.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.6 No Duty to Mitigate. The Executive shall be under no duty to mitigate any loss of income as result of the termination of his employment hereunder and any payments due the Executive upon termination of employment shall not be reduced in respect of any other employment compensation received by the Executive following such termination.

                  12.7 Nevada Law. This Agreement shall be construed pursuant to and governed by the substantive laws of the State of Nevada (except that any provision of Nevada law shall not apply if the law of a state or jurisdiction other than Nevada would otherwise apply).

                  12.8 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

                  12.9 Deduction for Tax Purposes. The Company's obligations to make payments under this Agreement are independent of whether any or all of such payments are deductible expenses of the Company for federal income tax purposes.

                  12.10  Enforcement.  If, within 10 days after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the party demanding compliance engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses of enforcement (including reasonable attorneys' fees and reasonable expenses during investigation, before and at trial and in appellate proceedings). In addition, each of the parties agrees to indemnify the other in respect of any and all claims, losses, costs, liabilities and expenses, including reasonable fees and reasonable disbursements of counsel (during investigation prior to initiation of litigation and at trial and in appellate proceedings if litigation ensues), directly or indirectly resulting from or arising out of a breach by the other party of their respective obligations hereunder. The parties' costs of enforcing this Agreement shall include prejudgment interest. Additionally, if any party incurs any out-of-pocket expenses in connection with the enforcement of this Agreement, all such amounts shall accrue interest at 10% per annum (or such lower rate as may be required to avoid any limit imposed by applicable law) commencing 30 days after any such expenses are incurred.

                  12.11 Notices. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and three days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

                  To the Company:                   c/o Mesa Airlines, Inc.
                                                    2325 E.  30th Street
                                                    Farmington, New Mexico 87401
                                                    Attn: Gary Risley
                                                    Telecopy: (505) 326-4485

                  To the Executive at the Executive's address herein first above written, or to such other address as either party may specify by written notice to the other.

                  [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                              MESA AIR GROUP, INC.




                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________



                              _____________________________________
                              Jonathan G. Ornstein


                                       15